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                   Washington, D.C. 20549


         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
               PURSUANT TO SECTION 12(b) OR (g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                             FALL RIVER GAS COMPANY
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             (Exact name of registrant as specified in its charter)

            Massachusetts                               04-1298 780
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

  155 North Main Street, Fall River, Massachusetts                 02722
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(Address of principal executive offices)                         (Zip Code)


Securities to be registered pursuant to Section12(b) of the Act:

    Title of each class                Name of each exchange on which
    to be so registered                each class is to be registered


Common Stock, $0.83-1/3 Par Value      American Stock Exchange
---------------------------------      ------------------------------------
---------------------------------      ------------------------------------
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    If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]


    If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


    Securities to be registered pursuant to Section 12g of the Act:



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                                   (Title of class)


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                                   (Title of class)


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                    INFORMATION REQUIRED IN REGISTRATION STATEMENT



Item 1.  Description of Registrant's Securities to be Registered.

The "Description of Capital Stock" contained in the Company's Registration Statement on Form S-2, as filed with the Securities and Exchange Commission on September 18, 1997, is incorporated by reference herein.

Item 2.  Exhibits.

         Not Applicable.




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                                      SIGNATURE


    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)    Fall River Gas Company
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Date     October 9, 1997
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By       /s/Bradford J. Faxon
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         Bradford J. Faxon, President